UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2007

DATATRAK International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20699	34-1685364
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-443-0082

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of DATATRAK International, Inc. (the "Company"), on the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from six to seven seats, and effective as of the close of business on April 16, 2007, appointed Mr. Laurence P. Birch, age 47, to fill the vacancy in the Class I Directors created thereby. Mr. Birch will stand for re-election for a two year term with the other Class I Directors at the 2007 Annual Meeting of Shareholders on June 14, 2007.

Mr. Birch currently serves as the President and Chief Executive Officer of NEOPHARM, Inc. (Nasdaq: "NEOL"), a biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. Mr. Birch has over 25 years of extensive business and financial expertise in and out of the pharmaceutical industry. The Board has determined that Mr. Birch is an independent director pursuant to the Nasdaq listing standards and the applicable rules of the Securities and Exchange Commission (the "SEC").

Mr. Birch's compensation for his service as a director will be consistent with that of the Company's other directors who are not employees or consultants of the Company, as described in the Company's definitive proxy statement filed with the SEC on April 28, 2006 under the caption, "Board of Directors and Corporate Governance Matters -- Compensation of Directors" which portion of such proxy statement is incorporated herein by reference, provided, however, that during Mr. Birch's first year of service as a director, Mr. Birch will receive an aggregate of $24,000 in common shares (compared to $16,000 received by each continuing outside director), payable quarterly. The common shares will be valued at the closing price on the third business day following each quarterly earnings announcement and such common shares will be issued on that same day.

In connection with his election as a director, the Board has authorized the Company to enter into an indemnification agreement (the "Indemnification Agreement") with Mr. Birch effective as of April 16, 2007. The Indemnification Agreement will be the same as the indemnification agreements the Company has previously entered into with each of its directors and executive officers. The Indemnification Agreement will require the Company, among other things, to indemnify Mr. Birch against certain liabilities that may arise by reason of his status or service as a director of the Company, provided that Mr. Birch acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. The same coverage will be provided whether or not the suit or proceeding is a derivative action. The rights provided to Mr. Birch under the Indemnification Agreement will be in addition to any other rights he may be entitled to under the Company's Sixth Amended and Restated Articles of Incorporation, as amended or the Third Amended and Restated Code of Regulations, as amended, the General Corporation Law of the State of Ohio or otherwise. The description of the Indemnification Agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement between the Company and each of its directors and executive officers. The form of indemnification agreement was filed as Exhibit 10.14 to the Company’s Form S−1 Registration Statement filed on March 8, 1996, as amended by Amendment No. 1 filed on May 10, 1996, as amended by Amendment No. 2 filed on June 10, 1996 (File No. 333−2140) and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Birch and any other person pursuant to which Mr. Birch was elected as a director of the Company. There are no transactions in which Mr. Birch has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On April 17, 2007, the Company issued a press release announcing the election of Mr. Birch. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of indemnification agreement entered into by and between the Company and each of its directors and executive officers, which is incorporated herein by reference to Exhibit 10.14 to the Company's Form S−1 Registration Statement filed on March 8, 1996, as amended by Amendment No. 1 filed on May 10, 1996, as amended by Amendment No. 2 filed on June 10, 1996 (File No. 333−2140).

99.1 Press release issued by the Company dated April 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK International, Inc.

April 19, 2007	By:	/s/ Terry C. Black

Name: Terry C. Black
Title: Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company dated April 17, 2007.